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                                                                   Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated February 10, 1999, except for Note 14 as to which the date is February 25, 1999, in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Medarex, Inc. for the registration of 2,012,500 shares of its common stock.

                                             /s/ Ernst & Young LLP

MetroPark, New Jersey
January 26, 2000